                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Trustees of
 G.T. Global Variable Investment Trust:

We hereby consent to the references to our Firm under the caption "Independent Accountants" in both the Prospectus and the Statement of Additional Information in the Post-Effective Amendment to the Registration Statement of G.T. Global Variable Investment Trust on Form N-1A (File No. 33-52036).


                                                     COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
September 27, 1995